Exhibit 99.1

Press Release

Las Vegas Sands Corp. Reports
Fourth Quarter and Full Year 2010 Results

For the Fourth Quarter Ended December 31, 2010:

•	Consolidated Adjusted Property EBITDA Increases 141.3% to Record $738.9 Million on Record Net Revenue of $2.02 Billion
•	Consolidated Adjusted Property EBITDA Margin Increases 1,290 Basis Points to 36.7%
•	Consolidated Adjusted Earnings Per Diluted Share Reaches $0.42 Compared to $0.03 in the Fourth Quarter of 2009
•	Macau Property Operations Adjusted Property EBITDA Increases 35.7% to Record $341.2 Million with EBITDA Margin of 31.8%
•	Marina Bay Sands Generates Adjusted Property EBITDA of $305.8 Million and EBITDA Margin of 54.6%

For the Year Ended December 31, 2010:

•	Consolidated Adjusted Property EBITDA Increases 105.2% to Record $2.23 Billion on Record Net Revenue of $6.85 Billion
•	Consolidated Adjusted Earnings Per Diluted Share Reaches $0.98 Compared to $0.07 in the Year Ended December 31, 2009

Las Vegas, NV (February 3, 2011) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter and year ended December 31, 2010.

Company-Wide Operating Results

Net revenue for the fourth quarter of 2010 was a record $2.02 billion, an increase of 56.9% compared to $1.28 billion in the fourth quarter of 2009. Consolidated adjusted property EBITDA in the fourth quarter of 2010 increased 141.3% to $738.9 million, compared to $306.2 million in the year-ago quarter.

Consolidated adjusted property EBITDA margin increased 1,290 basis points to 36.7% in the fourth quarter of 2010, compared to 23.8% in the fourth quarter of 2009.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the fourth quarter of 2010 increased to $488.7 million, compared to $43.9 million in the fourth quarter of 2009. The increase in operating income was principally due to stronger results across our portfolio of properties in Macau and the U.S., and operations at Marina Bay Sands in Singapore, which opened in April 2010.

Adjusted net income (see Note 1) increased to $340.1 million, or $0.42 per diluted share, compared to $20.9 million, or $0.03 per diluted share, in the fourth quarter of 2009.

On a GAAP basis, net income attributable to common stockholders in the fourth quarter of 2010 was $273.0 million, compared to net loss of $113.9 million in the fourth quarter of 2009. Diluted earnings per share in the fourth quarter of 2010 was $0.34, compared to a diluted loss per share of $0.17 in the prior year quarter. The improvement in our net income attributable to common stockholders of $386.9 million reflects the increase in operating income and lower net interest expense, partially offset by increases in net income attributable to noncontrolling interests (primarily Sands China Ltd.) and income tax expense.

Full year 2010 net revenue increased 50.2% to $6.85 billion, compared to $4.56 billion in 2009. Consolidated adjusted property EBITDA in 2010 increased to $2.23 billion, compared to $1.09 billion in 2009. Consolidated adjusted property EBITDA margin increased 870 basis points to 32.5% in 2010, compared to 23.8% in 2009.

Adjusted net income (see Note 1) was $775.0 million in 2010, an increase of 1,507.9% compared to $48.2 million in 2009.

On a GAAP basis, full year 2010 operating income was $1.18 billion in 2010, compared to an operating loss of $28.7 million in 2009.  Net income attributable to common stockholders was $407.5 million, or $0.51 per diluted share in 2010, compared to a net loss of $540.1 million, or a loss of $0.82 per diluted share in 2009. The improvement in our net income attributable to common stockholders of $947.5 million reflects the increase in operating income and lower net interest expense, partially offset by increases in net income attributable to noncontrolling interests (primarily Sands China Ltd.) and income tax expense.

Fourth Quarter and Full Year Overview

Sheldon G. Adelson, chairman and CEO, stated, “We are pleased to report record financial results for the fourth quarter of 2010. We set quarterly records for net revenue, adjusted property EBITDA, and adjusted property EBITDA margin during the quarter.  Strong revenue growth and margin expansion in Macau, together with outstanding results at Marina Bay Sands in Singapore and improving results in Las Vegas and Bethlehem, contributed to an industry-leading financial performance.

“In Macau, we experienced stronger gaming volumes at each of our Sands China properties, The Venetian Macao, the Sands Macao and the Four Seasons Macao and Plaza Casino, while adjusted property EBITDA margin expanded across the Sands China property portfolio to reach a market-leading 31.8%.  The growth of our higher margin mass table and slot businesses, together with the contribution from the important non-gaming components of our integrated resort business model, are driving significant margin expansion at Sands China.  With our strong business momentum, we look forward to introducing our next integrated resort destination, the 13.3 million square foot development on parcels 5 and 6 on the COTAI Strip.  That development, which will virtually double our scale on the COTAI Strip, and significantly increase our offering of hotel room inventory that is vital to the future growth of the meeting, incentive, convention and exhibition business in Macau, will include major entertainment attractions and other non-gaming amenities and will feature at completion 6,400 rooms and suites from the Sheraton, Shangri-La, Traders and St. Regis hotel brands.

“In Singapore, Marina Bay Sands generated the highest quarterly adjusted property EBITDA and EBITDA margin from any single property in the history of our company. Marina Bay Sands produced $305.8 million of adjusted property EBITDA during the quarter and an EBITDA margin of 54.6%. Strong gaming volumes coupled with steady growth in non-gaming revenue streams including hotel, food and beverage, retail and entertainment reflect the broad appeal of the property to Singapore’s visitors from across the Asian region.  Looking ahead, as we open the property’s final amenities and as our current offerings mature, we are confident that Marina Bay Sands will continue to deliver on its fundamental promise, the generation of significant increases in business and leisure visitation to Singapore.  We are confident that Marina Bay Sands will also provide an ideal platform for strong growth and outstanding returns for our company.

“Looking at the year 2010 in total, we are pleased that the financial benefits of our integrated resort business model, the successful execution of our deleveraging strategy, and the margin profile of our property portfolio in Asia are clearly evident in our financial results.  For the year ended December 31, 2010, we are happy to have achieved records for net revenue and adjusted property EBITDA, but I am particularly gratified to report that those strong operating results produced an amplified benefit on the bottom line.  While net revenue increased over 50% in 2010 to reach $6.85 billion, and adjusted property EBITDA increased 105.2% for the year to reach $2.23 billion, the flow through to earnings was outstanding, with earnings per diluted share increasing 14 times to reach $0.98 in 2010, compared to just $0.07 in 2009.  We are confident that the continued execution of our integrated resort business model and development strategy will produce strong growth in revenue, cash flow and bottom line profitability in the future.”

Sands China Ltd. Consolidated Financial Results

Sands China Ltd. is a majority-owned subsidiary of the company, which owns and operates the company’s integrated resort properties and other assets in Macau. On a GAAP basis, total net revenues for Sands China Ltd. increased 13.1% to $1.09 billion in the fourth quarter of 2010, compared to $964.1 million in the fourth quarter of 2009. Adjusted property EBITDA for Sands China Ltd. increased 36.7% to $332.8 million in the fourth quarter of 2010, compared to $243.4 million in the fourth quarter of 2009. Net income for Sands China Ltd. increased 211.8% to $213.3 million in the fourth quarter of 2010, compared to $68.4 million in the fourth quarter of 2009.

The Venetian Macao Fourth Quarter Operating Results

The Venetian Macao continues to enjoy strong visitation and financial performance.  The property delivered record adjusted property EBITDA of $235.6 million for the fourth quarter of 2010 and a record 35.6% adjusted property EBITDA margin, an increase of 500 basis points over the fourth quarter of 2009. Gaming volumes were healthy in each segment of the business. Non-Rolling Chip drop was a record $961.2 million for the quarter, an increase of 6.3% compared to the same quarter last year, while Non-Rolling Chip win percentage was 28.2%. Rolling Chip volume during the quarter increased 17.4% to $11.80 billion, while slot handle was $700.6 million, an increase of 6.3% compared to the quarter one year ago.

The following table summarizes our key operating results for The Venetian Macao for the fourth quarter of 2010 compared to the fourth quarter of 2009:

	Three Months Ended
The Venetian Macao Operations	December 31,
(Dollars in millions)	2010	2009(1)	$ Change	Change
Revenues:
Casino	$565.6	$485.5	$80.1	16.5%
Rooms	53.3	48.8	4.5	9.2%
Food and Beverage	16.9	15.7	1.2	7.6%
Retail and Other	51.7	47.9	3.8	7.9%
Less - Promotional Allowances	(26.0)	(26.1)	0.1	0.4%
Net Revenues	$661.5	$571.8	$89.7	15.7%

Adjusted Property EBITDA	$235.6	$174.7	$60.9	34.9%
EBITDA Margin %	35.6%	30.6%		5.0 pts

Operating Income	$185.8	$119.7	$66.1	55.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,799.6	$10,048.7	$1,750.9	17.4%
Rolling Chip Win %(2)	2.99%	3.00%		-0.01 pts

Non-Rolling Chip Drop	$961.2	$904.6	$56.6	6.3%
Non-Rolling Chip Win %(3)	28.2%	24.6%		3.6 pts

Slot Handle	$700.6	$659.1	$41.5	6.3%
Slot Hold %(4)	7.3%	7.1%		0.2 pts

Hotel Statistics

Occupancy %	88.8%	92.3%		-3.5 pts
Average Daily Rate (ADR)	$231	$204	$27	13.2%
Revenue per Available Room (RevPAR)	$205	$188	$17	9.0%

(1)Revenue amounts have been reclassified to conform to the current period presentation.
(2)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(3)This compares to The Venetian Macao’s trailing 12 month Non-Rolling Chip win percentage of 25.3% (calculated before discounts).
(4)This compares to The Venetian Macao’s trailing 12 month slot hold percentage of 7.0% (calculated before slot club cash incentives).

Sands Macao Fourth Quarter Operating Results

Sands Macao’s outstanding fourth quarter operating performance reflected the Sands’ strong competitive positioning on the Macau peninsula. Gaming volumes reflected healthy growth, while margins expanded.  Adjusted property EBITDA was $93.4 million in the quarter, an increase of 65.6% compared to the fourth quarter of 2009. Adjusted property EBITDA margin was 29.3% for the quarter, compared to 19.8% for the year-ago quarter.  Non-Rolling Chip drop increased 15.7% to $669.4 million compared to the fourth quarter of 2009.  Slot handle increased to $394.4 million, up 12.0% compared to the quarter one year ago, while Rolling Chip volume increased 13.9% to $7.51 billion for the quarter.

The following table summarizes our key operating results for the Sands Macao for the fourth quarter of 2010 compared to the fourth quarter of 2009:

	Three Months Ended
Sands Macao Operations	December 31,
(Dollars in millions)	2010	2009	$ Change	Change

Revenues:
Casino	$311.3	$278.8	$32.5	11.7%
Rooms	5.6	6.9	(1.3)	-18.8%
Food and Beverage	10.7	9.3	1.4	15.1%
Retail and Other	2.3	1.3	1.0	76.9%
Less - Promotional Allowances	(10.6)	(11.4)	0.8	7.0%
Net Revenues	$319.3	$284.9	$34.4	12.1%

Adjusted Property EBITDA	$93.4	$56.4	$37.0	65.6%
EBITDA Margin %	29.3%	19.8%		9.5 pts

Operating Income	$84.5	$43.9	$40.6	92.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$7,512.6	$6,595.8	$916.8	13.9%
Rolling Chip Win %(1)	3.04%	3.11%		-0.07 pts

Non-Rolling Chip Drop	$669.4	$578.6	$90.8	15.7%
Non-Rolling Chip Win %(2)	20.0%	20.8%		-0.8 pts

Slot Handle	$394.4	$352.1	$42.3	12.0%
Slot Hold %(3)	6.2%	6.4%		-0.2 pts

Hotel Statistics

Occupancy %	81.2%	98.3%		-17.1 pts
Average Daily Rate (ADR)	$260	$264	$(4)	-1.5%
Revenue per Available Room (RevPAR)	$211	$259	$(48)	-18.5%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to the Sands Macao’s trailing 12 month Non-Rolling Chip win percentage of 20.5% (calculated before discounts).
(3)This compares to the Sands Macao’s trailing 12 month slot hold percentage of 5.9% (calculated before slot club cash incentives).

Four Seasons Hotel Macao and Plaza Casino Fourth Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated $12.2 million of adjusted property EBITDA for the fourth quarter of 2010. The property’s operating results were negatively impacted by lower than expected Rolling Chip win percentage of 1.55%, which compares to the expected Rolling Chip win percentage of 2.7% to 3.0%. Rolling Chip volume increased 22.3% to $4.59 billion during the quarter. The mass gaming business continued to expand, with Non-Rolling Chip table games drop increasing 15.6% to $98.5 million and slot handle reaching $133.8 million in the quarter, an increase of 67.9% compared to last year’s fourth quarter. Hotel occupancy reached 70.2% during the quarter, with ADR increasing 17.1% to $349, compared to $298 in the same quarter last year.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the fourth quarter of 2010 compared to the fourth quarter of 2009:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	December 31,
(Dollars in millions)	2010	2009	$ Change	Change

Revenues:
Casino	$68.2	$77.4	$(9.2)	-11.9%
Rooms	8.6	6.9	1.7	24.6%
Food and Beverage	5.8	4.7	1.1	23.4%
Retail and Other	16.6	15.5	1.1	7.1%
Less - Promotional Allowances	(7.4)	(6.7)	(0.7)	-10.4%
Net Revenues	$91.8	$97.8	$(6.0)	-6.1%

Adjusted Property EBITDA	$12.2	$20.4	$(8.2)	-40.2%
EBITDA Margin %	13.3%	20.9%		-7.6 pts

Operating Income (Loss)	$(3.0)	$2.9	$(5.9)	-203.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,587.3	$3,750.6	$836.7	22.3%
Rolling Chip Win %(1)	1.55%	2.12%		-0.57 pts

Non-Rolling Chip Drop	$98.5	$85.2	$13.3	15.6%
Non-Rolling Chip Win %(2)	33.0%	22.2%		10.8 pts

Slot Handle	$133.8	$79.7	$54.1	67.9%
Slot Hold %(3)	6.9%	6.4%		0.5 pts

Hotel Statistics

Occupancy %	70.2%	69.6%		0.6 pts
Average Daily Rate (ADR)	$349	$298	$51	17.1%
Revenue per Available Room (RevPAR)	$245	$208	$37	17.8%

(1)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).
(2)This compares to the Plaza Casino’s trailing 12 month Non-Rolling Chip win percentage of 26.5% (calculated before discounts).
(3)This compares to the Plaza Casino’s trailing 12 month slot hold percentage of 5.7% (calculated before slot club cash incentives).

Marina Bay Sands Fourth Quarter Operating Results

Marina Bay Sands in Singapore delivered adjusted property EBITDA of $305.8 million and adjusted property EBITDA margin of 54.6%. Net revenue in the quarter was $560.4 million. After its debut in April 2010, the property continues to build momentum as additional dining, convention and exhibition, and retail offerings came online during the fourth quarter.

Gaming volumes were healthy in each segment of the business. Rolling Chip volume was $8.14 billion, with Rolling Chip win percentage of 3.11%, slightly above our expected Rolling Chip win percentage of 2.7% to 3.0%. Non-Rolling Chip drop was $942.1 million with Non-Rolling Chip win percentage of 22.6%. Slot handle, which includes play from electronic table games, was $1.84 billion for the period with slot hold percentage of 5.3%.

The following table summarizes our key operating results for Marina Bay Sands for the fourth quarter of 2010 compared sequentially to the third quarter of 2010:

	Three Months Ended
Marina Bay Sands Operations(1)	December 31,	September 30,
(Dollars in millions)	2010	2010	$ Change	Change

Revenues:
Casino	$457.1	$414.5	$42.6	10.3%
Rooms	50.8	38.2	12.6	33.0%
Food and Beverage	38.4	31.9	6.5	20.4%
Retail and Other	43.7	31.3	12.4	39.6%
Less - Promotional Allowances	(29.6)	(30.0)	0.4	1.3%
Net Revenues	$560.4	$485.9	$74.5	15.3%

Adjusted Property EBITDA	$305.8	$241.6	$64.2	26.6%
EBITDA Margin %	54.6%	49.7%		4.9 pts

Operating Income	$225.1	$166.2	$58.9	35.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$8,139.1	$10,254.6	$(2,115.5)	-20.6%
Rolling Chip Win %(2)	3.11%	2.65%		0.46 pts

Non-Rolling Chip Drop	$942.1	$892.1	$50.0	5.6%
Non-Rolling Chip Win %	22.6%	22.1%		0.5 pts

Slot Handle	$1,835.4	$1,358.7	$476.7	35.1%
Slot Hold %	5.3%	5.9%		-0.6 pts

Hotel Statistics

Occupancy %	84.8%	68.2%		16.6 pts
Average Daily Rate (ADR)	$258	$246	$12	4.9%
Revenue per Available Room (RevPAR)	$219	$168	$51	30.4%

(1)In lieu of comparing to prior year operating results, which are not available given the property opened in April 2010, a quarterly sequential comparison is presented.
(2)This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Fourth Quarter Operating Results

The Venetian Las Vegas and The Palazzo delivered $80.6 million of adjusted property EBITDA for the fourth quarter of 2010, an increase of 41.7% compared to the fourth quarter of 2009. Operating efficiencies including lower promotional allowances contributed to adjusted property EBITDA margin of 25.9%, an increase of 460 basis points compared to 21.3% last quarter.

The following table summarizes our key operating results for our Las Vegas operations for the fourth quarter of 2010 compared to the fourth quarter of 2009:

	Three Months Ended
Las Vegas Operations	December 31,
(Dollars in millions)	2010	2009(1)	$ Change	Change

Revenues:
Casino	$121.8	$125.3	$(3.5)	-2.8%
Rooms	99.6	103.2	(3.6)	-3.5%
Food and Beverage	55.5	44.5	11.0	24.7%
Retail and Other	59.1	35.3	23.8	67.4%
Less - Promotional Allowances	(25.4)	(41.6)	16.2	38.9%
Net Revenues	$310.6	$266.7	$43.9	16.5%

Adjusted Property EBITDA	$80.6	$56.9	$23.7	41.7%
EBITDA Margin %	25.9%	21.3%		4.6 pts

Operating Income (Loss)	$44.4	$(14.0)	$58.458.41	417.1%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$463.3	$508.8	$(45.5)	-8.9%
Table Games Win %(2)	19.8%	17.1%		2.7 pts

Slot Handle	$577.5	$658.6	$(81.1)	-12.3%
Slot Hold %(3)	8.0%	7.8%		0.2 pts

Hotel Statistics

The Venetian Las Vegas:
Occupancy %	80.7%	77.7%		3.0 pts
Average Daily Rate (ADR)	$185	$193	$(8)	-4.1%
Revenue per Available Room (RevPAR)	$149	$150	$(1)	-0.7%

The Palazzo:
Occupancy %	79.3%	84.6%		-5.3 pts
Average Daily Rate (ADR)	$202	$204	$(2)	-1.0%
Revenue per Available Room (RevPAR)	$160	$172	$(12)	-7.0%

(1) Revenue amounts have been reclassified to conform to the current presentation.
(2)This compares to our Las Vegas Operation’s trailing 12 month table games win percentage of 18.1% (calculated before discounts).
(3)This compares to our Las Vegas Operation’s trailing 12 month slot hold percentage of 7.8% (calculated before slot club cash incentives).

Sands Bethlehem Fourth Quarter Operating Results

Net revenue for Sands Bethlehem in Pennsylvania was $83.4 million and adjusted property EBITDA reached $19.5 million for the fourth quarter of 2010, the highest total since the opening of the property in May 2009. EBITDA margin was also a record for the property at 23.4%, up 1,230 basis points compared to the fourth quarter of 2009.  The introduction of 89 table games in July 2010 expanded the property’s offerings and produced $101.7 million of table games drop during the quarter. Table games win percentage was 14.5%. Slot handle was $840.7 million for the quarter. Construction of the property’s 300-room hotel tower is progressing and the hotel is expected to open in May 2011.

The following table summarizes our key operating results for Sands Bethlehem for the fourth quarter of 2010 compared to the fourth quarter of 2009:

	Three Months Ended
Sands Bethlehem Operations	December 31,
(Dollars in millions)	2010	2009	$ Change	Change

Revenues:
Casino	$79.1	$53.6	$25.5	47.6%
Food and Beverage	4.9	4.5	0.4	8.9%
Retail and Other	2.8	1.2	1.6	133.3%
Less - Promotional Allowances	(3.4)	(1.8)	(1.6)	-88.9%
Net Revenues	$83.4	$57.5	$25.9	45.0%

Adjusted Property EBITDA	$19.5	$6.4	$13.1	204.7%
EBITDA Margin %	23.4%	11.1%		12.3 pts

Operating Income (Loss)	$10.5	$(2.1)	$12.6	600.0%

Gaming Statistics
(Dollars in millions)

Table Games Drop(1)	$101.7
Table Games Win %	14.5%

Slot Handle	$840.7	$847.6	$(6.9)	-0.8%
Slot Hold %(2)	7.4%	6.3%		1.1 pts

(1)Table games were introduced at the property on July 18, 2010.
(2)This compares to Sands Bethlehem’s trailing 12 month slot hold percentage of 6.8% (calculated before slot club cash incentives).

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of losses from our CotaiJet ferry operation, was negative $8.3 million in the quarter.

Pre-opening expenses, related principally to Marina Bay Sands in Singapore and the Shangri-La, Traders, Sheraton, St. Regis development on parcels 5 and 6 of the COTAI Strip in Macau, decreased to $17.1 million in the fourth quarter of 2010, compared to $42.1 million in the fourth quarter of 2009.

Depreciation and amortization expense was $184.5 million in the fourth quarter of 2010, compared to $154.5 million in the fourth quarter of 2009. The increase was principally driven by the opening of Marina Bay Sands in April 2010.

Interest expense, net of amounts capitalized, was $74.9 million for the fourth quarter of 2010, compared to $97.4 million during the fourth quarter of 2009. The decrease was principally the result of lower debt balances in the quarter compared to the fourth quarter of 2009, including the repayment of over $2.6 billion of debt as we advanced our deleveraging strategy.  Our weighted average borrowing cost in the fourth quarter of 2010 was 4.1%. Capitalized interest was $31.7 million during the fourth quarter of 2010, compared to $20.3 million during the fourth quarter of 2009.

Corporate expense was $30.7 million in the fourth quarter of 2010, compared to $26.8 million in the fourth quarter of 2009. The increase was driven principally by higher incentive compensation expenses attributable to the company’s improved financial and operating performance.

Other expense, which was principally composed of foreign currency losses, was $2.1 million in the fourth quarter of 2010, compared to $3.4 million in the fourth quarter of 2009.

The company’s effective tax rate for the fourth quarter of 2010 was 6.7%. The effective tax rate includes a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the fourth quarter of $60.9 million was principally related to Sands China Ltd.

The financial results for the fourth quarter of 2009 were impacted by a non-cash impairment loss of $18.3 million and a loss on modification or early retirement of debt of $23.0 million. No such losses were experienced in the fourth quarter of 2010.

Balance Sheet Items

Unrestricted cash balances as of December 31, 2010, were $3.04 billion, while restricted cash balances were $809.9 million. Of the restricted cash balances, $775.7 million pertains to construction for the Shangri-La, Traders, Sheraton, St. Regis development on parcels 5 and 6 in Macau, and $14.3 million is restricted for construction of Marina Bay Sands in Singapore.

As of December 31, 2010, total debt outstanding, including the current portion, was $10.14 billion. Scheduled principal payments required in 2011 total $767.1 million.

Capital Expenditures

Capital expenditures during the fourth quarter totaled $373.7 million, including construction and development activities of $210.2 million at Marina Bay Sands, $143.9 million in Macau, $11.6 million at Sands Bethlehem, and $8.0 million in Las Vegas.

###

Conference Call Information

The company will hold a conference call to discuss the company's results on Thursday, February 3, 2011 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificates and subconcession, infrastructure in Macau and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets, loss on modification or early retirement of debt, legal settlement expense, preferred stock dividends, accretion to redemption value of preferred stock issued to the Principal Stockholder’s family, and preferred stock inducement premium.

About Las Vegas Sands Corp.

Las Vegas Sands Corp. (NYSE: LVS) is a Fortune 500 company and the leading global developer of destination properties (integrated resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

THE VENETIAN® and THE PALAZZO®, Five-Diamond luxury resorts on the Las Vegas Strip, are among the company’s properties in the United States. In Singapore, the iconic MARINA BAY SANDS® is the most recent addition to the company’s portfolio.

Through its majority-owned subsidiary Sands China Ltd., the company also owns a collection of properties in Macau, including THE VENETIAN® Macao, Four Seasons Hotel Macao and the Four Seasons-branded serviced-apartments at its COTAI STRIP® development, as well as the SANDS® Macao on the Macau peninsula.

The company is currently constructing a 6,400-room complex at the COTAI STRIP, which will feature the Shangri-La, Traders, Sheraton, and St. Regis hotel brands.

Las Vegas Sands is also committed to global sustainability through its SANDS Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221
Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Fourth Quarter 2010 Results
Non-GAAP Reconciliations

Within the company’s fourth quarter 2010 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, impairment loss, gain or loss on disposal of assets, pre-opening expense, development expense, stock-based compensation, corporate expense, and rental expense.  Reconciliations of GAAP operating income (loss) and GAAP net income (loss) attributable to Las Vegas Sands Corp. to adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues:
Casino	$1,603,166	$1,020,565	$5,533,088	$3,524,798
Rooms	217,790	165,753	797,499	657,783
Food and beverage	132,214	78,847	446,558	327,699
Convention, retail and other	170,132	114,188	540,792	419,164
	2,123,302	1,379,353	7,317,937	4,929,444
Less - promotional allowances	(108,256)	(95,154)	(464,755)	(366,339)
	2,015,046	1,284,199	6,853,182	4,563,105

Operating expenses:
Resort operations	1,284,914	986,228	4,656,247	3,506,874
Corporate expense	30,732	26,848	108,848	132,098
Rental expense	10,612	7,402	41,302	29,899
Pre-opening expense	17,149	42,112	114,833	157,731
Development expense	525	189	1,783	533
Depreciation and amortization	184,450	154,482	694,971	586,041
Impairment loss	-	18,293	16,057	169,468
(Gain) loss on disposal of assets	(2,022)	4,701	38,555	9,201
	1,526,360	1,240,255	5,672,596	4,591,845

Operating income (loss)	488,686	43,944	1,180,586	(28,740)

Interest income	2,580	1,282	8,947	11,122
Interest expense, net of amounts capitalized	(74,938)	(97,367)	(306,813)	(321,870)
Other expense	(2,055)	(3,357)	(8,260)	(9,891)
Loss on modification or early retirement of debt	-	(23,044)	(18,555)	(23,248)

Income (loss) before income taxes	414,273	(78,542)	855,905	(372,627)

Income tax benefit (expense)	(27,866)	4,525	(74,302)	3,884

Net income (loss)	386,407	(74,017)	781,603	(368,743)

Net (income) loss attributable to noncontrolling interests	(60,898)	6,590	(182,209)	14,264

Net income (loss) attributable to Las Vegas Sands Corp.	325,509	(67,427)	599,394	(354,479)

Preferred stock dividends	(22,757)	(23,350)	(92,807)	(93,026)
Accretion to redemption value of preferred stock issued to Principal Stockholder’s family	(23,137)	(23,137)	(92,545)	(92,545)
Preferred stock inducement premium	(6,579)	-	(6,579)	-
Net income (loss) attributable to common stockholders	$273,036	$(113,914)	$407,463	$(540,050)

Basic earnings (loss) per share	$0.40	$(0.17)	$0.61	$(0.82)

Diluted earnings (loss) per share	$0.34	$(0.17)	$0.51	$(0.82)

Weighted average shares outstanding:

Basic	688,139,581	660,247,807	667,463,535	656,836,950

Diluted	806,346,583	660,247,807	791,760,624	656,836,950

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended December 31, 2010

	Operating Income (Loss)	Depreciation and Amortization	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$185,796	$43,336	$631	$2,175	$-	$1,347	$-	$2,273	$235,558

Sands Macao	84,498	8,244	40	-	-	308	-	353	93,443

Four Seasons Hotel Macao and Plaza Casino	(3,029)	13,201	-	1,263	-	96	-	705	12,236

Macau Property Operations	267,265	64,781	671	3,438	-	1,751	-	3,331	341,237

Las Vegas Operating Properties	44,438	54,172	426	-	(22,449)	3,971	-	-	80,558

Sands Bethlehem	10,486	7,441	807	122	-	676	-	-	19,532

United States Property Operations	54,924	61,613	1,233	122	(22,449)	4,647	-	-	100,090

Marina Bay Sands	225,124	49,575	-	6,184	17,626	2,212	-	5,122	305,843

Other Asia (2)	(14,790)	5,064	(5,532)	1,830	5,000	148	-	-	(8,280)

Other Development	(8,430)	170	1	6,100	-	-	-	2,159	-

Corporate	(35,407)	3,247	1,605	-	(177)	-	30,732	-	-

	$488,686	$184,450	$(2,022)	$17,674	$-	$8,758	$30,732	$10,612	$738,890

Three Months Ended December 31, 2009

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$119,675	$50,291	$941	$-	$-	$1,738	$-	$2,053	$174,698

Sands Macao	43,899	10,724	483	-	-	943	-	354	56,403

Four Seasons Hotel Macao and Plaza Casino	2,941	16,528	6	86	-	227	-	656	20,444

Macau Property Operations	166,515	77,543	1,430	86	-	2,908	-	3,063	251,545

Las Vegas Operating Properties	(13,991)	61,629	6,558	-	(1,753)	4,385	-	42	56,870

Sands Bethlehem	(2,075)	7,396	-	446	-	639	-	-	6,406

United States Property Operations	(16,066)	69,025	6,558	446	(1,753)	5,024	-	42	63,276

Other Asia (2)	(30,030)	3,952	15,006	401	1,753	297	-	-	(8,621)

Other Development	(46,636)	971	-	41,368	-	-	-	4,297	-

Corporate	(29,839)	2,991	-	-	-	-	26,848	-	-

	$43,944	$154,482	$22,994	$42,301	$-	$8,229	$26,848	$7,402	$306,200

Year Ended December 31, 2010

	Operating Income (Loss)	Depreciation and Amortization	Impairment and (Gain) Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$591,222	$195,947	$4,345	$2,175	$-	$4,505	$-	$11,604	$809,798

Sands Macao	277,429	38,546	(526)	-	-	1,658	-	1,412	318,519

Four Seasons Hotel Macao and Plaza Casino	55,767	50,753	(76)	3,422	-	432	-	3,394	113,692

Macau Property Operations	924,418	285,246	3,743	5,597	-	6,595	-	16,410	1,242,009

Las Vegas Operating Properties	122,119	229,900	1,026	-	(58,883)	15,951	-	-	310,113

Sands Bethlehem	26,211	28,204	807	1,422	-	2,338	-	-	58,982

United States Property Operations	148,330	258,104	1,833	1,422	(58,883)	18,289	-	-	369,095

Marina Bay Sands	443,383	119,588	302	22,126	39,276	5,906	-	11,317	641,898

Other Asia (2)	(58,802)	17,114	(5,532)	1,943	20,000	848	-	-	(24,429)

Other Development	(154,105)	2,341	52,661	85,528	-	-	-	13,575	-

Corporate	(122,638)	12,578	1,605	-	(393)	-	108,848	-	-

	$1,180,586	$694,971	$54,612	$116,616	$-	$31,638	$108,848	$41,302	$2,228,573

Year Ended December 31, 2009

	Operating Income (Loss)	Depreciation and Amortization	Impairment and Loss on Disposal of Assets	Pre-Opening and Development Expense	Royalty Fees	(1) Stock-Based Compensation	Corporate Expense	Rental Expense	Adjusted Property EBITDA

The Venetian Macao	$334,908	$202,265	$5,388	$(105)	$-	$5,877	$-	$8,214	$556,547

Sands Macao	193,530	46,786	576	-	-	2,617	-	1,416	244,925

Four Seasons Hotel Macao and Plaza Casino	(18,868)	54,045	71	2,094	-	563	-	2,622	40,527

Macau Property Operations	509,570	303,096	6,035	1,989	-	9,057	-	12,252	841,999

Las Vegas Operating Properties	(154,904)	236,892	157,626	(55)	(1,753)	18,463	-	2,937	259,206

Sands Bethlehem	(595)	16,394	-	184	-	1,583	-	-	17,566

United States Property Operations	(155,499)	253,286	157,626	129	(1,753)	20,046	-	2,937	276,772

Other Asia (2)	(66,090)	14,131	15,008	1,761	1,753	827	-	-	(32,610)

Other Development	(173,254)	4,159	-	154,385	-	-	-	14,710	-

Corporate	(143,467)	11,369	-	-	-	-	132,098	-	-

	$(28,740)	$586,041	$178,669	$158,264	$-	$29,930	$132,098	$29,899	$1,086,161

(1) During the three months ended December 31, 2010 and 2009, the Company recorded stock-based compensation expense of $15.4 million and $12.6 million, respectively, of which $6.6 million and $2.8 million, respectively, is included in corporate expense and $0.1 million and $1.6 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the year ended December 31, 2010 and 2009, the Company recorded stock-based compensation expense of $58.0 million and $45.5 million, respectively, of which $24.4 million and $9.7 million, respectively, is included in corporate expense and $2.0 million and $5.9 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2) Primarily includes the results of the CotaiJet ferry operations.

  Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income (Loss) Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss) attributable to Las Vegas Sands Corp.	$325,509	$(67,427)	$599,394	$(354,479)
Add (deduct) :
Net income (loss) attributable to noncontrolling interests	60,898	(6,590)	182,209	(14,264)
Income tax expense (benefit)	27,866	(4,525)	74,302	(3,884)
Loss on modification or early retirement of debt	-	23,044	18,555	23,248
Other expense	2,055	3,357	8,260	9,891
Interest expense, net of amounts capitalized	74,938	97,367	306,813	321,870
Interest income	(2,580)	(1,282)	(8,947)	(11,122)
(Gain) loss on disposal of assets	(2,022)	4,701	38,555	9,201
Impairment loss	-	18,293	16,057	169,468
Depreciation and amortization	184,450	154,482	694,971	586,041
Development expense	525	189	1,783	533
Pre-opening expense	17,149	42,112	114,833	157,731
Stock-based compensation (1)	8,758	8,229	31,638	29,930
Rental expense	10,612	7,402	41,302	29,899
Corporate expense	30,732	26,848	108,848	132,098

Adjusted Property EBITDA	$738,890	$306,200	$2,228,573	$1,086,161

(1) See prior page (Exhibit 2)

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

The Venetian Macao	$661,518	$571,809	$2,412,990	$1,993,531
Sands Macao	319,336	284,865	1,193,589	1,024,268
Four Seasons Hotel Macao and Plaza Casino	91,842	97,824	498,649	260,567
Las Vegas Operating Properties	310,627	266,692	1,213,046	1,106,263
Sands Bethlehem	83,393	57,493	302,101	153,198
Marina Bay Sands	560,411	-	1,262,690	-
Other Asia	29,625	23,817	110,586	87,987
Eliminations	(41,706)	(18,301)	(140,469)	(62,709)

	$2,015,046	$1,284,199	$6,853,182	$4,563,105

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
The Venetian Macao	35.6%	30.6%	33.6%	27.9%
Sands Macao	29.3%	19.8%	26.7%	23.9%
Four Seasons Hotel Macao and Plaza Casino	13.3%	20.9%	22.8%	15.6%
Las Vegas Operating Properties	25.9%	21.3%	25.6%	23.4%
Sands Bethlehem	23.4%	11.1%	19.5%	11.5%
Marina Bay Sands	54.6%	N/A	50.8%	N/A
Other Asia	-27.9%	-36.2%	-22.1%	-37.1%

Total	36.7%	23.8%	32.5%	23.8%

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss) attributable to common stockholders	$273,036	$(113,914)	$407,463	$(540,050)

Pre-opening expense, net	16,098	42,112	100,699	157,731
Development expense, net	525	189	1,783	533
Impairment loss, net	-	18,293	16,057	169,468
(Gain) loss on disposal of assets, net	(2,022)	4,701	38,555	9,201
Loss on modification or early retirement of debt	-	23,044	18,555	23,248
Legal settlement expense	-	-	-	42,500
Preferred stock dividends	22,757	23,350	92,807	93,026
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	23,137	23,137	92,545	92,545
Preferred stock inducement premium	6,579	-	6,579	-

Adjusted net income	$340,110	$20,912	$775,043	$48,202

Per diluted share of common stock:
Net income (loss) attributable to common stockholders	$0.34	$(0.15)	$0.51	$(0.74)

Pre-opening expense, net	0.02	0.06	0.13	0.22
Development expense, net	-	-	-	-
Impairment loss, net	-	0.02	0.02	0.23
(Gain) loss on disposal of assets, net	-	0.01	0.05	0.01
Loss on modification or early retirement of debt	-	0.03	0.02	0.03
Legal settlement expense	-	-	-	0.06
Preferred stock dividends	0.03	0.03	0.12	0.13
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	0.02	0.03	0.12	0.13
Preferred stock inducement premium	0.01	-	0.01	-

Adjusted earnings per diluted share	$0.42	$0.03	$0.98	$0.07

Weighted average diluted shares outstanding	806,346,583	762,199,201	791,760,624	727,616,670

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Room Statistics:
The Venetian Macao:
Occupancy %	88.8%	92.3%	90.9%	83.6%
Average daily room rate (ADR) (1)	$231	$204	$213	$205
Revenue per available room (RevPAR) (2)	$205	$188	$194	$171

Sands Macao:
Occupancy %	81.2%	98.3%	93.2%	97.7%
Average daily room rate (ADR) (1)	$260	$264	$251	$260
Revenue per available room (RevPAR) (2)	$211	$259	$234	$254

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	70.2%	69.6%	70.8%	52.3%
Average daily room rate (ADR) (1)	$349	$298	$309	$295
Revenue per available room (RevPAR) (2)	$245	$208	$219	$154

The Venetian Las Vegas:
Occupancy %	80.7%	77.7%	90.3%	86.1%
Average daily room rate (ADR) (1)	$185	$193	$184	$190
Revenue per available room (RevPAR) (2)	$149	$150	$166	$163

The Palazzo:
Occupancy %	79.3%	84.6%	91.2%	89.1%
Average daily room rate (ADR) (1)	$202	$204	$201	$202
Revenue per available room (RevPAR) (2)	$160	$172	$183	$180

Marina Bay Sands:
Occupancy %	84.8%	N/A	73.4%	N/A
Average daily room rate (ADR) (1)	$258	N/A	$250	N/A
Revenue per available room (RevPAR) (2)	$219	N/A	$184	N/A

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$11,276	$9,565	$10,489	$8,434
Slot machine win per unit per day (4)	$263	$237	$263	$223
Average number of table games	601	595	598	601
Average number of slot machines	2,118	2,155	2,151	2,154

Sands Macao:
Table games win per unit per day (3)	$9,449	$8,575	$8,899	$7,415
Slot machine win per unit per day (4)	$223	$211	$218	$201
Average number of table games	416	412	416	417
Average number of slot machines	1,185	1,166	1,178	1,130

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$9,552	$9,096	$13,318	$6,132
Slot machine win per unit per day (4)	$538	$331	$439	$191
Average number of table games	118	118	118	110
Average number of slot machines	187	167	188	203

The Venetian Las Vegas:
Table games win per unit per day (3)	$2,917	$3,078	$2,893	$3,164
Slot machine win per unit per day (4)	$193	$206	$215	$209
Average number of table games	105	115	111	118
Average number of slot machines	1,462	1,495	1,423	1,474

The Palazzo:
Table games win per unit per day (3)	$5,826	$4,705	$5,615	$3,530
Slot machine win per unit per day (4)	$168	$182	$175	$174
Average number of table games	119	126	118	132
Average number of slot machines	1,305	1,389	1,387	1,403

Sands Bethlehem:
Table games win per unit per day (3)	$2,085	N/A	$1,885	N/A
Slot machine win per unit per day (4)	$225	$199	$229	$214
Average number of table games	77	N/A	77	N/A
Average number of slot machines	3,023	2,923	3,097	2,959

Marina Bay Sands:
Table games win per unit per day (3)	$8,195	N/A	$7,416	N/A
Slot machine win per unit per day (4)	$538	N/A	$478	N/A
Average number of table games	619	N/A	615	N/A
Average number of slot machines	1,956	N/A	1,784	N/A

(1)   ADR is calculated by dividing total room revenue by total rooms occupied.

(2)   RevPAR is calculated by dividing total room revenue by total rooms available.

(3)   Table games win per unit per day is shown before discounts and commissions.

(4)   Slot machine win per unit per day is shown before deducting cost for slot points.
Exhibit 5